THE Biologics CONSULTING GROUP	1317 King Street Alexandria, VA 22314 P 703-739-5695 F 703-548-7457 Email: bcg@bcg-usa.com www.biologicsconsulting.com

Exhibit 99.1

CONSULTING AGREEMENT

BETWEEN

BIOLOGICS CONSULTING GROUP, INC. (Hereinafter "BCG")

Address:	1317 King Street
Alexandria, Virginia 22314
TAX I. D. #:	84-1693476

AND

PLURISTEM LIFE SYSTEMS (Hereinafter "COMPANY")

Address:	MATAM Advanced Technology Park
Bldg. No. 20
Haifa, 31905, Israel

DATED: June 15, 2006

Term of Consulting Service:

From: June 15 2006

Through: June 15, 2008

COMPANY and BCG hereby agree as follows:

1.	Scope of Work

BCG shall perform the consulting services for COMPANY described in Exhibit 1 (the "SERVICES") attached hereto and made a part hereof.

2.	Compensation

COMPANY shall pay BCG a consulting fee in the amount and on the terms specified in Exhibit 1 (the "FEE") attached hereto and made a part hereof

3.	Representations of BCG

BCG represents that its employees have the requisite education, expertise, experience and skill to render the desired SERVICES and BCG shall perform the SERVICES in a competent and efficient manner. BCG does not warrant that any particular result will be produced. BCG shall abide by all laws, rules and regulations that apply to the performance of the SERVICES, including applicable requirements regarding equal employment opportunity and the provisions of Executive Order 11246 and related rules. BCG when on COMPANY premises shall comply with COMPANY policies with respect to conduct of visitors.

BCG certifies that neither BCG nor any person employed by BCG has been debarred under Section 306 (a) or 306 (b) of the Federal Food, Drug and Cosmetic Act (codified at 21 U.S.C. 335(a) and 335(b)l and that no debarred person will in the future be employed by BCG to perform any services in connection with any application for approval of a drug by the Food and Drug Administration. BCG certifies that neither BCG nor any person employed by BCG has a conviction on their record for which a person can be debarred as described in Section 306 (a) or 306 (b) of the Federal Food, Drug and Cosmetic Act. BCG further certifies that should BCG or any person employed by BCG be convicted in the future, of any act for which a person can be debarred as described in Section 306 (a) or 306 (b) of the Federal Food, Drug and Cosmetic Act, BCG shall immediately notify COMPANY of such conviction.

EXCEPT FOR ANY EXPRESS WARRANTIES AND REPRESENTATIONS STATED HEREIN, BCG MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND BCG SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

The parties agree that the remedies set forth in this Agreement shall constitute the sole and exclusive remedies available for any breach of this Agreement, including any breach of warranty, express or implied.

In no event shall BCG be liable under any legal theory for any indirect, special or consequential damages, including, but not limited to, loss of profits, even if BCG has notice of the possibility of such damages.

Without limiting the effect of the preceding paragraph (i.e., limitation of consequential damages), BCG's maximum liability, if any, for damages under any circumstance, shall not exceed the amount which has actually been paid by COMPANY to BCG.

4.	Confidentiality

During the performance of SERVICES contemplated by this Agreement, it is anticipated that COMPANY may disclose or deliver to BCG certain of COMPANY's trade secrets or confidential or proprietary information.

As used in this Agreement, the term "Proprietary Information" shall mean any COMPANY trade secrets or confidential or proprietary information disclosed by COMPANY to BCG and designated as such in writing by COMPANY whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by COMPANY to BCG.

BCG shall hold in confidence, and shall not disclose (or permit or suffer its personnel to disclose) to any person outside its organization, any Proprietary Information. BCG and its personnel shall use such Proprietary Information only for the purpose for which it was disclosed and neither BCG nor such personnel shall use or exploit such Proprietary Information for its own benefit or the benefit of another without the prior written consent of COMPANY.

The obligations of BCG specified in the preceding paragraph shall not apply, and BCG shall have no further obligations, with respect to any Proprietary Information to the extent such Proprietary

Information: (a) was generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of BCG; (b) is in BCG's possession at the time of disclosure otherwise than as a result of BCG's breach of any legal obligation; or (c) becomes known to BCG through disclosure by sources other than COMPANY having the legal right to disclose such Proprietary Information. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not prohibit BCG from disclosing Proprietary Information to the extent required in order for BCG to comply with applicable laws and regulations, provided that BCG provides prior written notice of such required disclosure to the COMPANY and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

BCG shall, upon the termination of this Agreement or the request of COMPANY return to COMPANY all drawings, documents and other tangible manifestations of Proprietary Information received by BCG pursuant to this Agreement (and all copies and reproductions thereof).

5.	Independent Contractor

BCG shall be an Independent Contractor, and BCG and any employees of BCG performing SERVICES shall not be employees of COMPANY. The means, methods and manner in which SERVICES are rendered by BCG shall be within BCG's sole control and discretion. COMPANY shall not be responsible for BCG's acts or the acts of its employees while performing the services whether on COMPANY premises or elsewhere, and BCG and its employees shall not have authority to speak for, represent, obligate, or legally bind COMPANY in any way.

6.	Ownership of Property and Developments

All materials and documents supplied to BCG during the Term of this Agreement by COMPANY or third parties which relate to the SERVICES and all materials and documents developed by BCG for COMPANY, with the exception of general consulting and training materials (e.g. strategies, tutorials, study designs, project outlines) owned and copyrighted by BCG that are not related to any specific client project, pursuant to this Agreement ("DEVELOPMENTS") shall be the sole and exclusive property of COMPANY. BCG agrees to hold all DEVELOPMENTS confidential in accordance with Paragraph 4 of this Agreement. All property and developments shall be returned, delivered or assigned to COMPANY immediately upon expiration or termination of this Agreement.

7.	Term and Termination

The term of this Agreement is as specified on the first page of this Agreement. In the event that this Agreement expires or is terminated, BCG shall have no further obligation to COMPANY, other than those contained in Paragraph 4 hereof

Either COMPANY or BCG may terminate this Agreement at any time by giving written notice. In such event, COMPANY shall have no continuing financial obligation to BCG other than (1) to pay for SERVICES actually performed by BCG as of the date of notice; and (ii) to reimburse BCG for any reasonable expenses incurred by BCG as of the date of such notice.

8.	Right of Review

During the term of this Agreement and for a period of one year after expiration or termination, COMPANY and/or its representatives at reasonable times, and upon reasonable notice to BCG, shall have the right to review all contracts, correspondence, books, accounts, files, and records of BCG which pertain in any manner to performance of this Agreement and services rendered hereunder and the charges therefore.

9.	Indemnity

COMPANY shall defend, indemnify and hold BCG harmless from any loss or expense arising out of any claim, action, suit or governmental proceeding relating to SERVICES performed. This provision shall not apply to any loss or expense caused by BCG's negligence, bad faith, intentional misconduct or gross negligence.

BCG shall defend, indemnify and hold COMPANY, its officers, directors, employees and agents harmless from any and all claims, suits, actions, and proceedings, and related costs and expenses (including reasonable attorneys fees) for personal injury or property damage resulting from BCG's negligence or willful misconduct arising out of the performance of this Agreement.

10.	Miscellaneous Provisions

No assignment by BCG of this Agreement or any of its rights, duties or obligations hereunder, shall be binding on COMPANY without COMPANY's prior written consent.

This Agreement supersedes all prior agreements and understandings between the parties, and all prior representations and negotiations, whether written or oral, and is intended by the parties as the complete and exclusive statement of the terms of their Agreement. No modification, addition to, or waiver of any of the terms hereof shall be effective unless in writing and signed by an authorized officer of BCG.

Any delivery times quoted by BCG or its personnel are estimates only and BCG shall not be liable for any delays in delivery.

BCG's failure to perform any obligation hereunder shall not constitute a breach of this Agreement, or any warranty hereunder, where such failure of performance is the result of any force majeure, including but not limited to, riots, failure of contractors and subcontractors to perform, strikes, labor disturbances, acts of God, fires, floods, explosions, civil disturbances, inability to obtain required material or transportation, or acts of governmental authorities.

No action to enforce any claim arising out of or in connection with the transaction which is the subject matter of this Agreement shall be brought by COMPANY against BCG more than three years after the cause of action has accrued.

In the case of any dispute between the parties, which dispute shall result in arbitration or litigation, the prevailing party shall be entitled to reasonable attorney's fees and costs, including expert witness fees.

This contract was the result of negotiation between the parties. The parties agree that for the purpose of interpreting this Agreement they shall be deemed to have jointly authored each and every provision.

This Agreement shall be construed according to the laws of Virginia for contracts made within that state. The parties agree that the exclusive jurisdiction and venue of any suit or arbitration relating to this agreement, including any causes of action arising out of its formation, performance and/or breach, including any claim for misrepresentation, shall be in the City of Alexandria, State of Virginia.

This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

BIOLOGICS CONSULTING GROUP, INC		PLURISTEM LIFE SYSTEMS
(BCG)		(COMPANY)

By:	/s/ James G. Kenimer	By:	/s/ Zami Aberman

	James G. Kenimer, Ph.D.		Zami Aberman

	President		President & CEO

Date:	6/20/06	Date:	6/20/06

Please complete "Billing Procedures" information in "Exhibit 1" on pages 6 & 7 of this agreement.

EXHIBIT 1

1)	SERVICES TO BE PERFORMED

BCG shall provide biologics regulatory consulting services to the COMPANY. The tasks to be performed under this Agreement will be agreed to in advance by the COMPANY and BCG. If requested by the COMPANY, BCG will provide a written estimate of the time and costs for any requested task (the PROPOSAL). This PROPOSAL will be assigned a TASK ORDER NUMBER and become binding under the terms of this contract when signed by both the COMPANY and BCG. Alternatively, the COMPANY can request services under this contract by contacting BCG or an individual BCG consultant and requesting a specific task to be performed. In such cases, the BCG consultant shall provide the company with an estimate of costs by electronic mail, with a copy to the BCG main office.

The COMPANY representative(s) who will be in contact with BCG regarding the services to be performed or changes thereto, is(are):

	Full Name	Email Address	Phone Number
	Zami Aberman	zami@pluristem.com	++972-54-7599088

2)	REMUNERATION

The COMPANY will compensate BCG at the hourly rates quoted in the applicable PROPOSAL or cost estimate and as adjusted from time to time as provided below. Currently these rates are:

Full Name	Current Rate
President	$325/hour
Clinical Consultant (M.D.s only)	$325/hour
Regional Office Heads	$325/hour
Senior Consultant	$300/hour
Consultant	$225/hour
Associates	$175/hour

BCG rates are subject to increase beginning January 1, 2007 and on an annual basis thereafter.

In addition, the COMPANY will compensate BCG for all lodging, travel expenses, business meals and all other project-related expenses as specified in the individual PROPOSAL. A travel-time charge will be billed to the client on a port to port basis. The travel rate is equal to one-half of the billing rate for the employee traveling. Air travel of greater than 10 hours in-flight time will normally be via business class. For ground travel, mileage is reimbursed at the current federal rate for a non-government automobile as specified at http://www.gsa.gov/Portal/gsa/ep/contentView.do?contentType=GSA_BASIC&contentId=9646. Expenses will be billed at cost plus five percent (5%).

3)     BILLING PROCEDURES

BCG will provide monthly itemized invoices to the COMPANY. Terms will be net 30 days from the date of the invoice. The invoices will specify the hours worked, name of BCG performing the work, and a brief description of the work performed for each day. A finance charge of 1% per month will be charged to any invoices unpaid after 45 days. Invoices are to be addressed to:

Attn:	Yossi Keret

Title:	CFO

Company:	Pluristem life systems Ltd.

Address:	MATAM Advanced Technology Park
Bldg. No. 20
Haifa, 31905, Israel

Phone:	++972-54-8008404

Fax:	++972-4-850-1085

Email:	Yossi@Pluristem.com

Billing inquiries for the COMPANY will be directed to:

The above named individual

Billing inquires for BCG should be directed to:

Kelly Boyle, VP, Finance & Technology

kboyle@bcg-usa.com

703-739-5695